[CITICORP LOGO]
                                    [FORM OF]
                          NOTICE OF GUARANTEED DELIVERY

      This form, or a form substantially equivalent to this form, must be used to tender pursuant to the Offer (as defined below) if (i) depositary receipts for depositary shares (the "Depositary Shares"), each representing a 1/10 interest in a share of ____% ________________ Preferred Stock, Series __, of Citicorp, cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus of Citicorp, Citicorp Capital __ and certain other business trusts affiliated with Citicorp dated _____________, 1997 (the "Prospectus")), (ii) the procedure for book-entry transfer of depositary receipts for Depositary Shares (as set forth in the Prospectus) cannot be completed by the Expiration Date or (iii) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration. This form, properly completed and duly executed, may be delivered by hand, facsimile transmission or mail to the Exchange Agent. See "The Offers --Procedures for Tendering" in the Prospectus.

          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
              AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL __, 1997,
                          UNLESS THE OFFER IS EXTENDED.

                      THE EXCHANGE AGENT FOR THE OFFER IS:
                                 CITIBANK, N.A.


                                              BY MAIL (REGISTERED OR CERTIFIED
             BY HAND:                                MAIL RECOMMENDED):
          Citibank, N.A.                               Citibank, N.A.
Corporate Agency & Trust Services           c/o Citicorp Data Distribution, Inc.
    111 Wall Street, 5th Floor                          P.O. Box 7069
     New York, New York 10043                     Paramus, New Jersey 07653

                              BY OVERNIGHT COURIER:
                                 Citibank, N.A.
                      c/o Citicorp Data Distribution, Inc.
                                 404 Sette Drive
                            Paramus, New Jersey 07652

                                  BY FACSIMILE:
                        (For Eligible Institutions Only)
                                 (201) 262-3240

         CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY BY TELEPHONE:
                                 (800) 422-2077

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      The undersigned hereby tenders to Citicorp Capital __ (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, depositary receipts for the number of Depositary Shares set forth below, pursuant to the guaranteed delivery procedure set forth in the Prospectus. By so tendering, the undersigned hereby acknowledges that he or she has received and reviewed such Prospectus and Letter of Transmittal and understands the matters described therein and does make, at and as of the date hereof, the representations and warranties of a tendering holder of Depositary Shares as set forth in such Letter of Transmittal.

Number of Depositary
Shares Tendered:_______________________________________________________________

Certificate Nos. (if available):_______________________________________________

[_] Check if the depositary receipts for the Depositary Shares will be tendered by book-entry transfer effected by The Depository Trust Company.

Name of
Tendering Institution:_________________________________________________________

DTC Account Number:____________________________________________________________

                                    SIGN HERE

        X______________________________________________________________________

        X______________________________________________________________________
                                 (Signature(s))

________________________________________________________________________________

________________________________________________________________________________
                            (Name(s)) (Please print)

________________________________________________________________________________
                                  (Address(es))

________________________________________________________________________________
                           (City, state and zip code)

________________________________________________________________________________
                        (Area code and telephone number)

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED


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

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, register securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the depositary receipts for Depositary Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such depositary receipts to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimiles thereof), with any required signature guarantees (or an Agent's Message (as defined in the Prospectus) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice.

      The undersigned acknowledges that it must deliver the Letters of Transmittal and the depositary receipts tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.



Name of Firm _________________________  Authorized Signature __________________

Address ______________________________  Name __________________________________
                                                    (Please type or print)

______________________________________
        (City, State and Zip Code)      Title _________________________________

Telephone Number _____________________  Date  _________________________________


      DO NOT SEND DEPOSITARY RECEIPTS FOR DEPOSITARY SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. DEPOSITARY RECEIPTS FOR DEPOSITARY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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